UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

ZOMEDICA PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3928 Varsity Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 369-2555

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2017, Zomedica Pharmaceuticals Corp. (“Zomedica” or the “Company”) entered into a license and supply agreement (the “Celsee Agreement”) with Celsee, Inc. (“Celsee”), a developer of integrated nanotechnology platforms for automated label-free isolation, analysis and retrieval of viable rare cells direct from blood.

The Celsee Agreement covers the development and commercialization of liquid biopsy assays and related consumables for the detection of cancer in companion animals. The parties will initially focus on the development of a liquid biopsy for use in canines. Zomedica will be responsible for the clinical development and commercialization of the assays. Celsee will supply Zomedica on an exclusive basis with the assays and the consumables for the products to be developed under the Celsee Agreement pursuant to a rolling forecast to be provided by Zomedica at prices specified in the Celsee Agreement. Zomedica will be responsible for the marketing and sale of the assays and the related consumables. The Celsee Agreement, which is exclusive in the field of veterinary cancer diagnostic applications, has a term of seven years (subject to termination in certain circumstances) and automatically renews for additional one-year terms thereafter.

Zomedica has agreed to pay Celsee up-front fees of $500,000 and to issue to Celsee unregistered common shares having a value of $250,000, consisting of an aggregate of 112,314 common shares to be issued at an ascribed price of $2.2259, subject to receipt of TSX-V approval. Celsee is entitled to additional payments aggregating up to an additional $1 million, payable 50 percent in cash and 50 percent in additional unregistered common shares, upon the achievement of specified milestones—namely, completion of product development (in respect of 50 percent of the foregoing cash and share payments) and upon successful completion of manufacturing (as to the remaining 50 percent of the foregoing cash and share payments). Future issuances of shares will also be subject to TSX-V approval and will be priced relative to market at the time of issuance. Celsee is entitled to certain registration rights with respect to the common shares issued by Zomedica under the Celsee Agreement.

The foregoing summary of the Celsee Agreement does not purport to be complete and is qualified in its entirety by reference to the Celsee Agreement. A copy of the Celsee Agreement will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2017 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 21, 2017, the Company issued a press release announcing its entry into the Celsee Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Exhibits.

99.1      Press Release, dated December 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: December 21, 2017	By:	/s/ Shameze Rampertab
Name: Shameze Rampertab
Title: Chief Financial Officer

Exhibit Index

99.1      Press Release, dated December 21, 2017.